Chartered Right Agreement on
Pingdingshan-Linru Expressway Project
Party A: Bureau of Communications of Pingdingshan City
Party B: Pingdingshan Pinglin Toll Road Company Ltd.

April, 2003

This agreement is signed by the following two parties in Pingdingshan City, Henan Province, China.

Party A: Bureau of Communications of Pingdingshan City (authorized by the People’s Government of Pingdingshan City)

Party B: Pingdingshan Pinglin Toll Road Company Ltd.

In regard to the matters as follows:

  I. Party A is the competent department of communications of the People’s Government of Pingdingshan City, signing the agreement with Party B through the authorization of the People’s Government of Pingdingshan City.

 II. Party B is a limited liability company established in accordance with law, mainly engaging in the investment, construction, operation, management and maintenance of communications infrastructure projects, such as operational highway, etc.

III. The People’s Government of Pingdingshan City agrees to grant Party B the chartered right stipulated in the agreement, in order to ensure the rights of Party B given by the People’s Government of Pingdingshan City and the departments under its jurisdiction and guarantee the rights and interests of project investment subject and all shareholders of Party B.

The following agreements are made upon the consensus of two parties:

Article I Chartered Right Authorization and Basic Contents

I. Party A grants Party B the chartered right

1. Authorization of Business Chartered right

Under the preconditions of the agreement complying with the obligations to Party B and other articles, herein Party A grants the chartered right to Party B and the chartered right is valid in the whole period of authorization.

2. Exclusiveness

The chartered right granted to Party B in accordance with the agreement is exclusive to Party B in the period of authorization. Party A shall guarantee that any part of the chartered right will not be granted to any other party in the period of authorization.

3. Chartered right Period

(1) The chartered right period is from the date when the agreement is signed to the expiration date of tolling operation period of Pingdingshan-Linru Expressway.

(2)The tolling operation period mentioned above is acquired by Pingdingshan-Linru Expressway in accordance with the stipulations of laws and regulations, such as Highway Law of the People’s Republic of China, etc.

(3)The extension of chartered right period shall be approved upon written approval of two parties in accordance with the stipulations of current laws and regulations or those issued in the future.

II. Basic contents of chartered right

The chartered right mainly includes the rights as follows:

(1)Management right of construction;

(2)Management right of operation and toll collection right.
Article II Management Right of Construction

Party A grants the management right of construction of Pingdingshan Pinglin Expressway Project to Party B, which includes the rights of design, construction, reconstruction, extension and conservation of the Expressway project and relevant auxiliary facilities. Party B shall select a third party with appropriate qualification level for design and construction during its enforcement of rights.

Meanwhile, Party B is also responsible for the early-stage works of Pingdingshan-Linru Expressway Project, such as design, construction, quality control and corresponding obligations during the engineering construction.

During the construction of Pingdingshan-Linru Expressway, the rights and obligations of both parties mainly include the aspects as follows:

I. Early-stage works of the project and acquisition of construction land use right

1. Party A shall assist Party B in the preparation of Project Feasibility Study Report and design document in accordance with relevant regulations and technical specifications, which shall be submitted to examination and approval authority after being checked by Party A.

2. Party A shall assist Party B in the acquisition of connect section use right of the Pingdingshan-Linru Expressway.

3. Party A shall assist Party B in the acquisition of construction land use rights and Certificate of Land Use Right of Pingdingshan-Linru Expressway.

II. Engineering construction

Party B shall finish the engineering construction in accordance with design specifications, all other applicable specifications and construction plan, and undertake the expense and risk. Party B has the right to select qualified contractor and sign construction contract for completing the construction projects in accordance with the procedures stipulated by the country.

Party B shall submit the construction plan of Pingdingshan-Linru Expressway to Party A for its approval within 30 days since the date when the engineering design document is approved. Party B can submit the amended proposal for construction plan to Party A, and cannot make changes to the plan without the prior written approval of Party A, who cannot delay in replying to the proposal of Party B without any reason.

Before the construction completion date, Party B shall report to Party A about the schedule of design and construction progress of Pingdingshan-Linru Expressway. The report shall give detailed description to finished projects and projects under construction according to project plan and other issues reasonably required by Party A. After completing the construction, Party B shall provide all drawing papers, other technical and design data of finished projects, completion records and the copies of other data possibly needed by Party A.

III. Engineering quality control, acceptance and completion

1. Supervision and Inspection

(1) Party A or the representative appointed by it has the right to carry on supervision and inspection on the construction of Pingdingshan-Linru Expressway, but shall avoid the interference to the construction progress as much as possible.

(2) Party B has the right to appoint representatives to take part in the inspection and acceptance of Pingdingshan-Linru Expressway.

(3) All expenses of supervision and inspection shall be undertaken by Party B.

(4) Party B shall provide assistance and some temporary required equipment for Party A in accordance with relevant stipulations for holding corresponding supervision and inspection on the project construction.

2. Engineering Completion Acceptance

The acceptance of construction completion and final acceptance shall be implemented in accordance with relevant state stipulations.

Article III Management Right of Operation and Toll Collection Right

I. Operation, conservation and maintenance

1. Obligations of Party B

(1) Within 90 days before the estimated completion date of the project, Party B shall prepare to submit the management methods used for its operation, conservation and maintenance of Pingdingshan-Linru Expressway in accordance with technical standards issued by Ministry of Communications and other relevant authorities to Party A.

(2) Party B shall conduct the operation, conservation and maintenance to Pingdingshan-Linru Expressway in accordance with above management methods and all applicable laws and regulations.

(3) During the period from completion date to the expiration of chartered right period, Party B shall guarantee the use of operated highway and its security and smoothness under such conditions as transporting important strategic materials and equipments, military operations and rescue and relief work, etc., and bear all expenses arising from them unconditionally (including the expenses of consolidating and maintaining the devices, etc.).

(4) Party B has the right to select and entrust qualified highway maintenance company or other agencies to conduct the operation, conservation and maintenance of Pingdingshan-Linru Expressway.

2. Reporting Procedure

Party B shall keep the following records and report to Party A monthly:

(1) Detailed records of daily traffic volume and records of providing emergency services of Pingdingshan-Linru Expressway;

(2) Reports on any conservation and maintenance to Pingdingshan-Linru Expressway;

(3) Any other data on the operation, conservation and maintenance of Pingdingshan-Linru Expressway reasonably required by Party A.

4. Security and Emergency

Party B shall:

(1) Provide all necessary security measures for Pingdingshan-Linru Expressway;

(2) Prepare emergency response plans related to Pingdingshan-Linru Expressway through consultation with Party A.

5. Expressway Closing

(1) For security considerations or the purposes of scheduled or urgent conservation and cleanliness, Party B can apply to Party A for closing the whole or any part of Pingdingshan-Linru Expressway. Party A shall give timely reply after conference with relevant departments of the government.

(2) Party A can demand to temporarily close Pingdingshan-Linru Expressway for the reasons of public security, emergent situations or state security, and Party B shall carry out immediately.

II. Toll

1. Party B can set toll station on Pingdingshan-Linru Expressway upon approval in accordance with relevant state laws and regulations, and Party A has the right to supervise the setup of toll station of Party B in accordance with relevant state regulations.

2. Toll Collection

Party B has the right to collect tolls from the users of the Expressway during the term of chartered right. (Exemption regulated by relevant departments of State and Provincial People’s Government are exclusive)

3. Determination of Toll Collection Standard

Toll collection standard of Pingdingshan-Linru Expressway shall be proposed by Party B and carried out upon approval of Henan Development and Reform Commission and Henan Provincial Communications Department reported by Party A and relevant departments according to stipulated procedures.

III. Financial management, financial statement and report

1. Obligations of Party B

Party B shall raise all necessary funds for design, construction, operation, conservation and maintenance of Pingdingshan-Linru Expressway in accordance with the stipulations of the agreement.

2. Financial Statement

Party B shall take responsibility for its own business operations, work out financial statement according to the laws and regulations and submit it to Party A with other information related to the financial condition of Party B requested by Party A, mainly including:

(1) Annual financial statement audited by qualified independent auditor, including:

(2) Balance sheet;

(3) Income statement;

(4) Statement of Cash Flow.

(5) Quarterly summary of cash receipts and disbursements of Party B.

3. Memorandum Account

Party B shall keep:

(1)Relevant account books;

(2)All other records related to the operation, conservation and maintenance of Pingdingshan-Linru Expressway, which shall be kept at fixed place of Party B within borders of the People’s Republic of China. Party A shall be informed if there is any change of Party B’s residence.

Article IV Adjustment of Toll Charging Standard

Party B can present an application on adjustment of charging standard to both the Development and Reform Commission and Communications Department of Henan Province according to the state and local price indexes during the same period, or particular cases that those factors like reasonable operation item cost changes to a certain extent.

Article V General Obligation of Party A

I. Comply with laws and regulations

Party A shall comply with relevant laws and regulations when enjoying rights and fulfilling obligations of the agreement.

II. Approval and help with getting approved

In its rights and administration area, Party A shall support Party B with necessary approvals of project construction, operation, maintenance and management by hard work according to laws and regulations, and help Party B to get other necessary approvals under the agreement.

III. Noninterference

According to the agreement, construction, operation, maintenance, and management of Party B can not be interfered by Party A, unless the interference is necessary for the protection of public interest and security or required by laws or regulations.

IV. Good technology and operation of Pingdingshan-Linru Expressway and other equipments shall be insured in good condition by Party A to ensure that the traffic of Pingdingshan-Linru Expressway is effective and safe.

Article VI General Obligation of Party B

I. Comply with laws and regulations

Party B shall comply with all the laws and regulations acceptable for the project and operate legally according to the laws and regulations issued by state and Ministry of Communication.

II. Construction, operation and maintenance

Party B shall implement the project in accordance with contract and be responsible for its own risks, making investment, development, design, financing, construction, check and acceptance, operation, maintenance and management to the Pingdingshan-Linru Expressway within chartered right period according to the agreement.

III. Party B shall maintain the road issues operated and managed by itself and other attached equipments to ensure that they are in good condition according to the technical specification and operation specification issued by Ministry of Communication.

IV. Party B shall accept the management and supervision of Party A according to applicable laws, regulations and normative documents.

V. The design and construction of Expressway shall conform to the relevant rules and regulations provisions such as state environment protection, protection of historical relics, cultivated land protection, soil erosion preventing, etc.

VII. Party B shall take responsible for the behavior and faults of contractors and employees of Pingdingshan-Linru Expressway.
Article VII Promise of Party A

I. Party A shall promise that the chartered right of Party B shall not be damaged or interfered in any way according to the agreement.

II. Party A shall promise that Party B has the independent legal entity property ownership and autonomy in management by law.

III. If there is any new, rebuilt and expanded road with the equal scale and technology standard, paralleling or going the same direction with Pingdingshan-Linru Expressway in its 30 kilometers range, Party A shall fully ask advice from Party B, but Party A does not promise that advice from Party B shall be fully or partly adopted.

IV. Party A promise that it is responsible for the coordination of not charging any other fees from Party B except the taxation expenses payable regulated by state law, decrees and provincial government announced provisions.
Article VIII Previous Rights

Party A ensures that there is no other third party enjoying the same chartered rights as Party B in the agreement from the date of signing the agreement.
Article Ⅸ Rights Guarantee of Party B

I. Party A will try best to ensure that the chartered right and priority to Party B would not be damaged or interfered in any way according to the agreement.

II. Party A will try best to make the rules and regulations issued by departments of the government do not conflict with the agreement or have no unfavorable influence to the performance of agreement.

Article X Force Majeure Factor

I. Termination of agreement led by Force Majeure

l. Each party has rights to terminate the performance of its obligations under the agreement when blocked by uncontrolled situation which is Force Majeure including but not limit to natural disaster, wars or laws changing.

2. The party who declares to be influenced by Force Majeure can only terminate its performance of obligation according to the required situations in last article when the party could not foresee the condition when signing the agreement or could not avoid or overcome the situation or consequence even taking all the measures.

II. The following conditions could not be taken as Force Majeure by Party B:

l. Delay during the obligation performance by contractors, operators or other sub-contractors

2. Fault or natural damage of materials, equipments, machineries or other project components.

3. During the periods of construction and operation, strike by employees of Party B, contractors, operators and any unit who takes part in the construction, operation and maintenance of the Pingdingshan-Linru Expressway.

III. Relevant procedures

The party, who suffers from or feel the Force Majeure will be coming, shall inform the other party on paper in 24 hours. The report shall make the details of Force Majeure influence including the starting time, influence on obligation performance of the influenced party. The influenced party shall inform the other party in time when the Force Majeure is about to stop.

IV. Expense and time change to relevant contract performance

l. Each of party shall undertake the Force Majeure fees unless there are other regulations of the agreement.

2. The time limit of obligation performance can make reasonable extending, which shall be the same as the Force Majeure affect on the obligation time if the influenced party have informed the other party in advance according to the previous provisions and meet the Force Majeure relevant provisions of this article.

Article XI Agreement Termination

I. The chartered right endowed by this agreement shall be finished until chartered right period expires, in addition the chartered right period is extended or terminated in advance in accordance with this agreement.

II. Party A unilaterally terminates this agreement because of the default of party B.

(I) If any event or condition listed below (any item below will cause “breach of party B”) happens, party A can terminate this agreement at any time by sending a written notice to party B.

1. Party B has liquidation or bankruptcy, and cannot pay the due debts, or prevailingly stops paying for creditor;

2. During the periods of construction and operation, Party B has the serious problems of construction or conservation quality, and cannot implement rectification measures within the prescribed time limit after pointing out by Party A, or still cannot come up to the standard after rectification;

3. Party B leads to the serious lag of construction speed owning to subjective factors, and it cannot complete construction projects within specified construction period;

4. Party B cannot ensure the construction is fully funded, or the fund differential is substantial, which severely influences the project schedule;

5. During the periods of construction and operation, Party B cannot implement the management function stipulated by relating policy and laws, and has serious violations of laws and discipline, which cause baneful social influence.

6. During the periods of construction and operation, Party B cannot ensure safety production and causes serious safety accidents because of not implementing the provisions of Safety Production Law.

7. During the periods of construction and operation, Party B seriously violates the Environment Protection Law, and is sternly punished by government departments;

8. Party B violates other main obligations stipulated by this agreement, and cannot corrects its default actions within 30 days since Party A sends a written notice requiring Party B to correct its actions.

(II). Compensation of termination

If Party B violates the main obligations undertaking in this agreement, it shall compensate Party A for any loss in accordance with Contract Law, and its performance bond cannot be returned.

III Party B unilaterally terminates this agreement because of default event of party A

If Party A violates the main obligations undertaking in this agreement, and cannot corrects its default actions within 30 days since Party B releases a written notice requiring Party A to corrects its actions, Party B can terminates this agreement at any time by releasing a written notice to party A according to the provisions stipulated by this agreement.

Ⅳ. Termination related with Force Majeure

According to the relevant regulations of Force Majeure, either party can terminate the duration of chartered right and this agreement.

Ⅴ. Conditions cannot be terminated

1. Party A cannot terminate this agreement if relevant event or situation happens owning to party A violates or neglects any action.

2. Party B cannot terminate this agreement if relevant event or situation happens owning to party B violates or neglects any action.
Article XII Project Handover after Chartered right Period Expires

Ⅰ. Handover range

1. After the chartered right period expires, Party B shall handover Pingdingshan-Linru Toll Rroad to Party A for free (without any debt). This highway cannot be attached with a third party rights and benefits in any form. Party A does not undertake any debt and responsibility of Party B. Pingdingshan-Linru Expressway after hand-over shall keep good operation and technical condition. Party B shall submit all necessary documents, manuals and records to Party A for smooth handing over Pingdingshan-Linru Expressway and going on the operation, conservation and maintenance of this Expressway; in the form can be accepted by Party A, Party B shall transfer, handover, permit Party A to get all the above-mentioned relevant technology and intellectual property rights on Pingdingshan-Linru Expressway operation and maintenance, or help Party A with getting the transfer, hand over and permits; Party B shall transfer its other rights and interests relating relevant assets to Party A .

2. If Party A thinks that the facilities condition of Pingdingshan-linru Expressway isn’t in line with relevant technical standards which are agreed upon by both parties, Party B shall, at its own expense, carry out necessary maintenance and renewal. This work must be completed at least one year or at most five years before the chartered right period expires. If Party B doesn’t agree it, it must be decided the necessity of the work according to dispute resolution process under this agreement.

Ⅱ. Guarantee of Party B

When the chartered right period expires, Party B shall guarantee that Pingdingshan-Linru Expressway is in a good operation state; corresponding with the agreement requirements, the Expressway remains in a sound technical state and meet all safety and environmental standards required by this agreement.
Article XIII Assignment

Act of assignment for Pingdingshan-Linru Expressway in this agreement shall be in conformity with relevant provisions of the current or later laws and regulations on assignment of highway management right issued by the State.

Ⅰ. Assignment act of Party B

Party B cannot transfer this agreement or any right and obligation under this agreement without the prior written consent of Party A.

Ⅱ. Assignment act of Party A

1. Party A cannot transfer this agreement or any right and obligation under this agreement without the prior written consent of Party B.

2. but When merger of Party A with any government agency, administration authority appears or Party A assigns some powers concerning toll highway administration, Party A can transfer its rights and obligations under this agreement on condition that transferee takes full responsibility and obligation of Party A in this agreement.

Ⅲ. Guarantee setting

Without prior written consent of Party A, Party B cannot set the rights and interests guarantee of charging operation for Pingdingshan-linru Expressway or the interest of third party in any from.
Article XIV Amendments of Agreement

The two parties may make revisions or amendments to this agreement based on consensus through negotiation, and shall sign a supplementary agreement separately.

Article XV Resolution and Management of Disputes

I. Both parties shall perform their obligations under this agreement, and try best to solve any dispute, controversy or claim (here-in-after called as "dispute") arising out of or relating to this agreement because of explanation or implementation through friendly negotiations.

II. If the above disputes cannot be resolved by negotiation, either party has the right to submit it to China International Economic and Trade Arbitration Commission in Beijing and carry out arbitration in accordance with its procedure rule. The arbitration award is final and binding upon both parties.
Article XVI Effectiveness of Agreement

The agreement will come into effect since legal representatives or authorized representatives of both parties sign and seal on it.
Article XVII Others

I. This agreement shall be made out seven original parts and both party A and party B hold two originals, respectively submit to the Pingdingshan Municipal People’s Government, Communications Department of Henan Province, Development and Reform Commission of Henan Province with one copy for the record, which have the same effect in law.

Ⅱ. Letter of attorney by Pingdingshan Municipal People’s Government is taken as attachment of this agreement.
Bureau of Communications of Pingdingshan City
Legal representative (or authorized representative): /s/ Authorized Person
Date: April 2003

Pingdingshan Pinglin Toll road Company Ltd.
Legal representative (or authorized representative): /s/ Authorized Person
Date: April 2003